Ardent Mines Limited

Confidential Letter of Intent	Carta de Intenções Confidencial

Rio Sao Pedro Mineracao LTDA	Rio Sao Pedro Mineracao LTDA

Gentlemen:	Prezados Senhores:

The purpose of this letter of intent (this “Letter of Intent”), dated as of the date set forth on the signature page hereto, is to summarize our recent discussions and formalize a confidential letter of intent by and between Ardent Mines Limited (“Ardent”), Rio São Pedro Mineração LTDA (“Rio Sao Pedro”) and the undersigned owners of Rio Sao Pedro (collectively, the “Seller”).

A presente carta de intenções (esta “Carta de Intenções”), celebrada na data indicada na página de assinaturas do presente documento, tem por finalidade resumir nossas discussões recentes e formalizar uma carta de intenções confidencial entre Ardent Mines Limited (“Ardent”), Rio São Pedro Mineração LTDA (“Rio Sao Pedro”) e os sócios-quotistas da Rio Sao Pedro que assinam o presente instrumento (conjuntamente denominados “Vendedora”).

1 Terms of the Transaction.	1 Condições da Operação.

1.1
The Share Exchange.  Ardent shall at Closing (as defined below) acquire 100% of all issued and outstanding equity interests in Rio San Pedro (the “Rio San Pedro Shares”), which are held entirely by the undersigned shareholder, in exchange for the issuance and delivery to the Seller of Fourteen Million Nine Hundred Fifty Seven Thousand Six Hundred Fifty (14,957,650) shares of common stock of Ardent (the “Ardent Shares”) representing as of the date of issuance fifty percent (50%) of the issued and outstanding equity shares of Ardent.  Pursuant to the exchange, Rio Sao Pedro will become a wholly owned subsidiary of Ardent.
1.1
A Permuta de Ações.  No Fechamento (conforme definido abaixo), a Ardent adquirirá 100% das quotas emitidas e em circulação da Rio San Pedro (as “Quotas Rio San Pedro”), as quais são integralmente detidas pelo sócio-quotista infra-assinado, em troca da emissão e entrega, à Vendedora, de 14.957.650 (quatorze milhões novecentos e cinqüenta e sete mil seiscentas e cinqüenta ações ordinárias da Ardent (as “Ações Ardent”), as quais representam, na data de sua emissão, 50% (cinqüenta por cento) das ações emitidas e em circulação da Ardent. Nos termos da permuta, a Rio Sao Pedro irá se tornar uma subsidiária integral da Ardent.

1.2
The Ownership Interests.  The Rio San Pedro Shares will at the Closing represent one hundred percent (100%) of all issued and outstanding equity interests of Rio Sao Pedro.  There shall at Closing be no options, warrants, convertible instruments or any other equity interests, contingent or otherwise, of any nature or kind in Rio Sao Pedro other than the Rio San Pedro Shares.  After giving effect to the reservation for issuance by Ardent of the Financing Shares (as defined below), the Ardent Shares issued and delivered to the Seller at Closing will represent approximately thirty percent (30%) of all issued and outstanding shares of Ardent.
1.2
As Participações no Capital. As Quotas Rio San Pedro representarão, no Fechamento, 100% (cem por cento) de todas as quotas emitidas e em circulação da Rio Sao Pedro. Não haverá, no Fechamento, opções, bônus de subscrição, instrumentos conversíveis em quotas do capital ou qualquer outro direito de participação de qualquer natureza na Rio Sao Pedro, condicional ou não, que não as Quotas Rio San Pedro. Após a efetivação da reserva para emissão das Ações do Financiamento (conforme definido abaixo) pela Ardent, as Ações Ardent emitidas e entregues à Vendedora no Fechamento representarão aproximadamente 30% (trinta por cento) de todas as ações emitidas e em circulação da Ardent.

Ardent Mines Limited – Rio São Pedro Mineração LTDA
Confidential Letter of Intent/Carta de Intenções Confidencial

1.3	Financing. Following the Closing, Ardent shall undertake, on a best efforts basis, to raise approximately One Hundred Million U.S. Dollars (USD$100,000,000) in a private placement of new Ardent common stock at a placement price of approximately USD$5 per share (the “Financing Shares”). Giving effect to the placement in full of the Financing Shares, the Financing Shares will represent approximately thirty percent (approximately 30%) of the issued and outstanding shares of Ardent.	1.3
Financiamento. Após o Fechamento, a Ardent envidará seus melhores esforços para captar aproximadamente US$ 100.000.000 (cem milhões de dólares norte-americanos) em uma colocação privada de novas ações ordinárias da Ardent a um preço de colocação de aproximadamente US$5 por ação (as “Ações do Financiamento”). Mediante a colocação integral das Ações do Financiamento, as Ações do Financiamento representarão aproximadamente 30% (aproximadamente trinta por cento) das ações emitidas e em circulação da Ardent.

1.4	Call Option. In the event that Ardent fails to obtain a minimum share value of $5.00 per share as of Closing the Seller shall, for a period of thirty (30) calendar days thereafter, have the right to re-purchase the Rio San Pedro Shares from Ardent for a purchase price consisting of 100% of the Ardent Shares received by the Seller.	1.4	Opção de Compra. Caso a Ardent não obtenha um valor mínimo de US$ 5,00 por ação no Fechamento, a Vendedora poderá, durante o período de 30 (trinta) dias corridos subseqüente, recomprar as Quotas Rio San Pedro da Ardent por um preço de compra consistente em 100% das Ações Ardent recebidas pela Vendedora.

1.5	Pro-Forma Share Capitalization. Giving effect to the issuance of the Ardent Shares, and the reservation for placement in full of the Financing Shares, the following sets forth a summary of the Pro-Forma Share Capitalization of the projected estimated share value of the Seller’s Ardent Shares:	1.5	Capitalização de Ações Pro-Forma. Após a emissão das Ações Ardent e a reserva para colocação integral das Ações do Financiamento, a tabela a seguir contém um resumo da Capitalização de Ações Pro-Forma do valor estimado planejado das Ações Ardent da Vendedora:

Ardent Mines Limited – Rio São Pedro Mineração LTDA
Confidential Letter of Intent/Carta de Intenções Confidencial

Seller’s Ardent Shares / Ações Ardent da Vendedora	Projected Share Capitalization At Preliminary Ore Reserves Determination ($5.00 per share) / Capitalização de Ações Planejada Nas Reservas de Minério Preliminares Determinação (US$ 5,00 por ação)	Projected Share Capitalization At Confirmed Ore Reserves Determination ($15 per share) / Capitalização de Ações Planejada Nas Reservas de Minério Confirmadas Determinação (US$ 15 por ação)	Projected Share Capitalization At Start of Mining Operations ($40 per share) / Capitalização de Ações Planejada No Início das Operações de Mineração Determinação ($40 por ação)	Projected Share Capitalization At Mature Operations ($80 per share) / Capitalização de Ações Planejada Com Operações já Desenvolvidas ($80 por ação)
14,957,650	$ 75,000,000	$224,364,750	$598,306,000	$1,196,612,000

1.6	Registration and Stock Exchange Listing. The Financing Shares shall be registered by Ardent with the SEC (or authorized for trading without registration if an exemption from registration is available) to facilitate trading for the holders of the Financing Shares. Following the Closing, Ardent shall apply for listing of the Ardent common stock on the New York Stock Exchange, Nasdaq Global Stock Market or another high quality Exchange. Ardent may also apply for trading of its shares on other global and regional stock markets.	1.6
Registro e Negociação de Ações em Bolsa de Valores. As Ações do Financiamento serão registradas pela Ardent perante a Comissão de Valores Mobiliários dos Estados Unidos da América, ou SEC (ou sua negociação sem registro será autorizada, caso haja uma isenção de registro) para facilitar sua negociação pelos detentores das Ações do Financiamento. Após o Fechamento, a Ardent requererá a admissão das ações ordinárias da Ardent para negociação na Bolsa de Valores de Nova York, Nasdaq ou em outra Bolsa de Valores de alta qualidade. A Ardent também requererá a admissão de suas ações à negociação em outras bolsas de valores globais e regionais.

Ardent Mines Limited – Rio São Pedro Mineração LTDA
Confidential Letter of Intent/Carta de Intenções Confidencial

1.7
Management.  The current directors of Ardent shall remain as directors of the Company at and after the Closing.  The Seller or a representative of the Seller may become a Director of Ardent at Closing. A representative of the Seller shall also be appointed to the Board of Directors to Rio Sao Pedro. The parties will enter into customary shareholder and voting agreements with respect to the composition of the Ardent Board as of the Closing and subsequent to the Closing date.  The Ardent Board has appointed a new Chief Executive Officer, and a Chief Financial Officer with experience in  U.S. public companies to assure compliance with all U.S. Securities and Exchange Commission (the “SEC”) public company reporting requirements and audit requirements under US GAAP.  All matters pertaining to composition of the Rio Sao Pedro board and all appointments of officers and all management determinations with respect to Rio Sao Pedro shall be subject to policy determinations of the Board of Ardent.
1.7
Administração. Os atuais conselheiros da Ardent permanecerão como conselheiros da Sociedade a partir do Fechamento, inclusive. A Vendedora ou uma representante da Vendedora poderá se tornar um Conselheiro da Ardent no Fechamento. Um representante da Vendedora também será nomeado para atuar no Conselho de Administração da Rio Sao Pedro. As partes celebrarão os acordos de acionistas e de voto de praxe com relação à composição do Conselho da Ardent no Fechamento e no período subseqüente à data de Fechamento. O Conselho da Ardent nomeou um novo Diretor-Presidente e um Diretor Financeiro com experiência em sociedades norte-americanas de capital aberto para garantir o cumprimento de todas as exigências de informações sobre sociedades de capital aberto e exigências de auditoria da Comissão de Valores Mobiliários dos Estados Unidos da América (a “SEC”) em conformidade com os princípios contábeis geralmente aceitos nos Estados Unidos, ou US GAAP. Todos os assuntos relativos à composição do conselho da Rio Sao Pedro e todas as nomeações de diretores e determinações da administração com relação à Rio Sao Pedro observarão as determinações da política do Conselho da Ardent.

1.8	Acquired Properties and Mineral Rights. At the Closing, Rio Sao Pedro and all of its real property and mineral rights, including but not limited to the “Fazenda Lavras,” real property covering an area of approximately 211 hectares with mineral rights on a total of 828 hectares, including the 211 hectares owned by Rio Sao Pedro, which shall be free and clear of all indebtedness, liabilities, liens, encumbrances, convertible rights, derivative rights, pre-emptive rights and any and all other rights, contingent or otherwise of any other persons, other than liabilities which shall be disclosed in writing by Rio Sao Pedro and approved by Ardent prior to Closing. Any and all material liabilities of Ardent following the Closing shall be subject to review and approval by the Board of Ardent. The Parties acknowledge the existence of a disclosed lien which limits and impairs the transfer of the Rio San Pedro Shares and the underlying mineral rights thereto (the “Lien”). The Parties acknowledge that the disclosed amount to release such Lien is Reais 466,000 (to be updated as of the closing date) as per documents delivered by the Sellers to the Purchaser. The funds to be placed into Escrow per Section 1.9 below shall be paid by the Escrow Agent into the Closing Escrow (as such term is defined below) and to release such Lien at or prior to the Closing.	1.8	Propriedades Adquiridas e Direitos Minerários. No Fechamento, a Rio Sao Pedro e todos os seus bens imóveis e direitos minerários, incluindo, entre outros, a “Fazenda Lavras”, um imóvel com área de aproximadamente 211 hectares com direitos minerários em um total de 828 hectares, incluindo os 211 hectares detidos pela Rio Sao Pedro, estarão livres e desembaraçados de qualquer endividamento, passivo, ônus, encargo, direito de conversão, direito derivado, direito de preferência e qualquer outro direito, condicional ou não, de quaisquer outras pessoas, que não os passivos que serão divulgados por escrito pela Rio Sao Pedro e aprovados pela Ardent antes do Fechamento. Todos e quaisquer passivos relevantes da Ardent após o Fechamento estarão sujeitos à análise e aprovação pelo Conselho da Ardent. As Partes reconhecem a existência de um ônus divulgado que limita e prejudica a transferência das Quotas Rio San Pedro e dos direitos minerários a elas subjacentes (o “Ônus”). As Partes reconhecem que o valor divulgado para liberar referido Ônus é de R$ 466.000 (a ser actualizado na data de Fechamento), de acordo com os documentos entregues pelas Vendedoras à Compradora. Os recursos destinados ao Depósito em Garantia nos termos da Cláusula 1.9 abaixo serão pagos pelo Agente de Depósito no Depósito em Garantia do Fechamento (conforme definido abaixo) e liberarão referido Ônus até o Fechamento, inclusive.

Ardent Mines Limited – Rio São Pedro Mineração LTDA
Confidential Letter of Intent/Carta de Intenções Confidencial

1.9
Escrow Funds:  Not later than ten (10) calendar days after signing of this Letter of Intent, Ardent shall deposit into attorney escrow for the benefit of the Seller the amount of US$500,000 (Five Hundred Thousand Dollars of the United States of America) (the “Escrow”).  The Escrow shall be established with Ardent counsel Wuersch & Gering LLP, 100 Wall Street, 21st Floor, New York, NY 10005 USA.  The Escrow agreement shall provide that such Escrow funds shall first be utilized to pay and fully satisfy the Lien from Closing Escrow and the balance of proceeds shall thereafter be released at Closing proportionately to each shareholder of record of the Seller.
1.9
Recursos do Depósito em Garantia: Em até 10 (dez) dias corridos após a assinatura desta Carta de Intenções, a Ardent efetuará o depósito em garantia, em benefício da Vendedora, no valor de US$ 500.000 (quinhentos mil dólares norte-americanos) (o “Depósito em Garantia”). O Depósito em Garantia será efetuado perante os advogados da Ardent, Wuersch & Gering LLP, 100 Wall Street, 21st Floor, Nova York, NY 10005 EUA. O contrato de Depósito em Garantia estabelecerá que referidos recursos do Depósito em Garantia sejam utilizados inicialmente para pagar e quitar o Ônus do Depósito em Garantia do Fechamento, bem como que o saldo dos recursos seja posteriormente liberado de forma proporcional, no Fechamento, a cada sócio quotista registrado da Vendedora.

Ardent Mines Limited – Rio São Pedro Mineração LTDA
Confidential Letter of Intent/Carta de Intenções Confidencial

2 Closing Conditions.		2. Condições para o Fechamento.

	Consummation of the acquisition of Rio Sao Pedro by Ardent will be subject to the following closing conditions:		A consumação da aquisição da Rio Sao Pedro pela Ardent estará sujeita às seguintes condições para o fechamento:

2.1
Audit Report and Conditions to Closing.  Consummation of the acquisition shall be subject to: (a) Receipt by Ardent from Rio Sao Pedro of an audit report containing consolidated financial statements unqualified with respect to any material deficiency and prepared in accordance with U.S. Generally Accepted Accounting Principals as applied to Rio Sao Pedro (and all of its subsidiaries, if any), covering the annual periods of Rio Sao Pedro (and its subsidiaries, if any) for December 31, 2008 and 2009; and unaudited financial statements with respect to the year-to-date operations of Rio Sao Pedro for the most recently completed calendar quarterly period prior to Closing.  The audit shall be conducted by an accounting firm authorized to practice before the U.S. SEC and approved by the U.S. Public Company Accounting Oversight Board (PCAOB), together with written authorization from said accounting firm to publish and include the audit report thereto in the SEC filings made by Ardent.  The appointment of such auditor shall be made by Ardent and the audit shall be paid for by Ardent.
2.1
Relatório de Auditoria e Condições para o Fechamento. A Consumação da aquisição estará sujeita: (a) Ao recebimento pela Ardent, da Rio Sao Pedro, de um relatório de auditoria contendo as demonstrações financeiras consolidadas sem ressalvas com relação a qualquer deficiência relevante e elaborado em conformidade com os Princípios Contábeis Geralmente Aceitos nos Estados Unidos da América, conforme aplicados à Rio Sao Pedro (e a todas as suas subsidiárias, se houver), relativo aos exercícios fiscais da Rio Sao Pedro (e de suas subsidiárias, se houver) em 31 de dezembro de 2008 e 2009; e das demonstrações financeiras não auditadas relativas às operações da Rio Sao Pedro de 1º de janeiro do presente ano até o último trimestre encerrado antes do Fechamento. A auditoria será realizada por uma empresa de contabilidade autorizada a operar perante a SEC e aprovada pelo Conselho de Supervisão de Contabilidade das Companhias Abertas dos Estados Unidos da América (PCAOB), juntamente com uma autorização por escrito de referida empresa de contabilidade para publicar e incluir o relatório de auditoria nas documentações protocoladas pela Ardent perante a SEC. A nomeação de referido auditor será efetuada pela Ardent e a auditoria será paga pela Ardent.

Ardent Mines Limited – Rio São Pedro Mineração LTDA
Confidential Letter of Intent/Carta de Intenções Confidencial

2.2
Continuity, Due Diligence and Rio Sao Pedro Rights.  At the Closing, Rio Sao Pedro shall have obtained and be in receipt of all necessary consents and approvals of all applicable governmental authorities and other third parties having jurisdiction or rights in respect of the acquisition, including, without limitation, with respect to all mineral rights feasibility studies, gold mining rights, and environmental impact reports being prepared for filing. Ardent shall pay the costs of the environmental impact report.  Rio Sao Pedro shall deliver a legal opinion to Ardent at Closing regarding the continuing legal validity of any and all governmental authorizations, licenses, permits, and registrations of Rio Sao Pedro, which shall remain fully effective following the Closing to legally facilitate continuity of Rio Sao Pedro’s ordinary course of business without impairment of any nature or kind.  The Closing shall be subject to completion of final due diligence satisfactory to Ardent in its sole discretion and deliveries to Ardent of audit reports of Rio Sao Pedro and geological survey reports with consents from such auditors and geologists authorizing filing of such reports with the SEC.  Ardent shall pay the geologist for the geology survey report.  At the Closing there shall not be any material adverse change in Rio Sao Pedro (or subsidiaries, if any) respective business, financial condition, assets or operations.  At the Closing, the Seller shall represent and warrant to Ardent that Rio Sao Pedro has the sole rights with free and clear ownership titles to the mines and all properties of Rio Sao Pedro, and no other persons, business organizations or governmental entities have any rights or claims thereto.

2.2
Continuidade, Análise Documental e Direitos da Rio Sao Pedro. No Fechamento, a Rio Sao Pedro deverá ter obtido e recebido todas as autorizações e aprovações necessárias de todos os órgãos governamentais aplicáveis e demais terceiros competentes ou direitos relativos à aquisição, incluindo, entre outros, no que diz respeito a todos os estudos de viabilidade de direitos minerários, direitos de prospecção de ouro e direitos minerários relativos ao ouro, bem como documentos a ser protocolados todos e quaisquer relatórios de impacto ambiental e respectivos requerimentos. A Ardent arcará com os custos do relatório de impacto ambiental. A Rio Sao Pedro entregará um parecer jurídico à Ardent, no Fechamento, relativo à continuidade da validade jurídica de todas e quaisquer autorizações, permissões, licenças e registros governamentais da Rio Sao Pedro, os quais permanecerão em pleno vigor após o Fechamento, de forma a facilitar, juridicamente, a continuidade do curso normal dos negócios da Rio Sao Pedro sem prejuízo de qualquer tipo ou natureza. O Fechamento estará sujeito à conclusão de uma análise documental definitiva satisfatória para a Ardent, a seu exclusivo critério, bem como à entrega à Ardent de relatórios de auditoria da Rio Sao Pedro e relatórios de pesquisa geológica com o consentimento de referidos auditores e geólogos autorizando o protocolo de referidos relatórios perante a SEC. A Ardent pagará ao geólogo os custos do relatório de pesquisa geológica. No Fechamento, não haverá qualquer modificação adversa relevante nos negócios, situação financeira, ativos ou operações da Rio Sao Pedro (ou de suas subsidiárias, se houver). No Fechamento, a Vendedora declarará e garantirá à Ardent que a Rio Sao Pedro é a única detentora dos direitos que conferem a propriedade livre e desembaraçada das minas e de todas as propriedades da Rio Sao Pedro, bem como que nenhuma outra pessoa, sociedade ou entidade governamental possua qualquer direito ou reivindicação a esse respeito.

Ardent Mines Limited – Rio São Pedro Mineração LTDA
Confidential Letter of Intent/Carta de Intenções Confidencial

2.3
Detailed Agreements. Rio Sao Pedro and Ardent will mutually prepare the detailed exchange agreement supplementing the terms and conditions herein with customary representations and warranties, covenants, and other provisions, including, without limitation, representations regarding the validity of the assessment of all gold ore reserves, the status of all governmental licenses, permits, authorizations, legal and regulatory compliance to engage in the business of mining, the condition of all mining equipment and related resources, employee and labor relations, valid continuation of all contracts, non-infringement of trademarks, service marks and other intellectual property, absence of any material adverse conditions, and indemnification provisions covering the same.  Notwithstanding anything to the contrary herein, this Letter of Intent is fully binding upon the parties and each party may compel performance by the other party solely on the basis of the terms and conditions set forth herein.  There are no break-up fees in respect of this Agreement. Time is of the essence.
2.3
Contratos Detalhados. A Rio Sao Pedro e a Ardent elaborarão em conjunto o contrato de permuta detalhado que complementará os termos e condições contidos no presente instrumento e conterá as declarações e garantias, avenças e demais disposições de praxe, incluindo, entre outras, declarações relativas à validade da avaliação de todas as reservas de minério de ouro, a situação de todas as permissões, licenças e autorizações governamentais, a observância das leis e regulamentos para que se conduza negócios na área de mineração, a situação de todos os equipamentos de mineração e recursos relacionados, relações de trabalho e emprego, continuidade válida de todos os contratos, ausência de violação a marcas registradas, marcas de serviço e outros direitos de propriedade intelectual, ausência de quaisquer condições adversas relevantes e disposições de indenização a esse respeito. Independentemente de qualquer disposição em contrário contida no presente instrumento, esta Carta de Intenções é integralmente vinculativa às partes, sendo que cada uma das partes poderá exigir o cumprimento deste documento pela outra parte unicamente com base nos termos e condições contidos no presente instrumento. Não há multas por desistência com relação ao presente Contrato. O tempo é condição essencial para o presente instrumento.

2.4	Exclusive Dealing. Rio Sao Pedro and any and all of its directors, officers, shareholders, agents, representatives, attorneys, accountants or their respective immediate relatives shall not directly or indirectly take any action to encourage, initiate, solicit, or engage in discussions or negotiations with, or provide any information to, any entity or person other than Ardent concerning any competing transaction or alternate transaction.	2.4	Negociação Exclusiva. A Rio Sao Pedro e todos os seus conselheiros, diretores, sócios quotistas, agentes, representantes, advogados, contadores ou os membros de suas respectivas famílias imediatas não praticarão, direta ou indiretamente, nenhum ato para encorajar, iniciar, aliciar ou se envolver em discussões ou negociações com qualquer entidade que não com a Ardent com relação a qualquer operação concorrente ou alternativa, bem como não prestarão quaisquer informações a qualquer entidade que não à Ardent com relação a qualquer operação concorrente ou alternativa.

Ardent Mines Limited – Rio São Pedro Mineração LTDA
Confidential Letter of Intent/Carta de Intenções Confidencial

2.5
Closing. The parties shall use their best efforts to finalize and sign the detailed exchange agreement reflecting the terms and conditions herein together with all ancillary agreements and accomplish the Closing as soon as reasonably possible, subject to completion of the audit and due diligence and release of the Lien,  with a target Closing date not later than ninety (90) days following the date of this Letter of Intent.  Upon completion and satisfaction (or waiver) of the conditions set forth in herein, the parties shall exchange the Rio San Pedro Shares and the Ardent Shares, and execute and deliver any and all necessary ancillary documents, certificates and instruments required thereof (the “Closing”).  The Closing shall be preceded by a pre-closing into escrow of Purchaser’s counsel Wuersch & Gering LLP, of all funds, shares and escrow payments, and the Closing shall be subject to payment in full and satisfaction of the Lien (the “Closing Escrow”).  The Closing shall occur immediately following satisfaction of all conditions of the Closing Escrow.
2.5
Fechamento. As partes envidarão seus melhores esforços para encerrar e assinar o contrato de permuta detalhado que refletirá os termos e condições contidos no presente instrumento juntamente com todos os contratos acessórios e realizarão o Fechamento o mais rapidamente possível, de maneira razoável, observada a conclusão da auditoria e da análise documental e a liberação do Ônus, sendo que a data-alvo para o Fechamento ocorrerá em até 90 (noventa) dias após a data desta Carta de Intenções. Mediante a conclusão e satisfação (ou renúncia) das condições previstas no presente instrumento, as partes realizarão a permuta entre as Quotas Rio San Pedro e as Ações Ardent e celebrarão e formalizarão todos e quaisquer documentos acessórios, certidões e instrumentos necessários exigidos para referida permuta (o “Fechamento”). O Fechamento será precedido de um depósito em garantia precedente ao fechamento perante os advogados da Compradora, Wuersch & Gering LLP, de todos os recursos, quotas e pagamentos de depósito em garantia, sendo certo que o Fechamento estará sujeito ao pagamento integral e satisfação do Ônus (o “Depósito em Garantia do Fechamento”). O Fechamento ocorrerá imediatamente após a satisfação de todas as condições do Depósito em Garantia do Fechamento.

Ardent Mines Limited – Rio São Pedro Mineração LTDA
Confidential Letter of Intent/Carta de Intenções Confidencial

3 Other Terms and Conditions		3. Outros Termos e Condições

3.1
Carry on in Ordinary Course.  From and after the date of execution of this letter of intent, Rio Sao Pedro shall conduct and carry on its businesses only in the ordinary course consistent with past practices.  Rio Sao Pedro shall use its commercially reasonable efforts to preserve its assets, relationships, customers, clients and employees and to preserve for Ardent the integrity and reputation of Rio Sao Pedro, and shall not take any actions out of the ordinary course of businesses.  The Rio Sao Pedro shall not take any action that could reasonably be expected to adversely affect its ability to execute, deliver or perform in accordance with this Letter of Intent.
		3.1
Curso Normal dos Negócios. A partir da data de celebração da presente carta de intenções, a Rio Sao Pedro conduzirá e continuará seus negócios no curso normal e de forma coerente com as práticas passadas. A Rio Sao Pedro envidará esforços comercialmente razoáveis para preservar seus ativos, relacionamentos, clientes, compradores e empregados, bem como para preservar, para a Ardent, a integridade e reputação da Rio Sao Pedro e a não praticar qualquer ato fora do curso normal dos negócios. A Rio Sao Pedro não praticará nenhum ato que possa razoavelmente afetar de maneira adversa sua capacidade de celebrar, formalizar ou cumprir as disposições desta Carta de Intenções.

3.2	Each Party to Bear Own Expenses. Ardent and Rio Sao Pedro will each bear their own respective expenses incurred in connection with the negotiation, preparation and documentation and Closing of the transactions contemplated herein, including but not limited to all legal fees, expenses and disbursements, provided, however, all fees, due diligence and filing costs incurred by Ardent as well as on-going corporate expenditures by Ardent related to the Rio Sao Pedro acquisition shall be paid from proceeds of the Financing Shares.	3.2
Cada Parte Arcará com Seus Próprios Custos. A Ardent e a Rio Sao Pedro arcarão com suas respectivas despesas incorridas com relação à negociação, elaboração e documentação e Fechamento das operações previstas no presente instrumento, incluindo, entre outros, todos os honorários de advogados, despesas e desembolsos, sendo certo, contudo, que todos os custos relativos a honorários, análise de documentos e protocolos incorridos pela Ardent, bem como as despesas societárias atuais da Ardent relacionadas à aquisição da Rio Sao Pedro, serão pagos com os recursos das Ações do Financiamento.

Ardent Mines Limited – Rio São Pedro Mineração LTDA
Confidential Letter of Intent/Carta de Intenções Confidencial

3.3
No Other Agreements; Forward Looking Statements; Amendments.  This Letter of Intent sets out the parties’ binding agreement and understanding as of this date, and there are no other written or oral agreements or understandings among the parties except for that certain confidentiality agreement previously executed by the parties.  This Letter of Intent and any and all terms and conditions herein may only be waived, modified or amended by a writing executed by all of the parties hereto.  The Seller acknowledges that Ardent may from time to time have other business agreements, and may acquire other properties. Ardent may engage and pay other professional organizations, underwriters and service providers as determined by the Board of Directors.  All projections and estimations herein are forward looking statements based upon general expectations and are provided solely for illustrative purposes only, and no assurances, guarantees, or warranties of any nature are made with respect to actual outcomes.  Ardent will use its best efforts following the Closing to achieve the minimum listing requirements for a period of ninety days which will facilitate the granting of the listing application for the above-referenced U.S. stock exchanges.  If for any reason the Lien is not resolved and cleared, Ardent may extend this Letter of Intent until such time as all right, title and interest in the Rio Sao Pedro Shares and the underlying property thereto is free and clear from the Lien and any and all impairments to free and clear transfer of such shares and the underlying property thereto sufficient for purposes of accomplishing the Closing.
3.3
Ausência de Outros Contratos; Projeções; Alterações. Esta Carta de Intenções estabelece o acordo e entendimento das partes na data do presente instrumento, sendo certo que não há qualquer outro acordo ou entendimento entre as partes, escrito ou oral, exceto por um determinado acordo de confidencialidade anteriormente celebrado entre as partes. Esta Carta de Intenções e qualquer dos termos e condições aqui contidos apenas poderão ser objeto de renúncia, modificação ou alteração por meio de um documento escrito assinado por todas as partes do presente instrumento. A Vendedora reconhece que a Ardent poderá, ocasionalmente, realizar outros acordos comerciais, bem como adquirir outras propriedades. A Ardent poderá contratar e pagar outras organizações profissionais, subscritores e prestadores de serviço, conforme determinado pelo Conselho de Administração. Todas as projeções e estimativas contidas no presente instrumento são projeções baseadas em expectativas gerais e foram apresentadas apenas para fins ilustrativos, sendo certo que nenhuma garantia de qualquer natureza é fornecida quanto aos resultados efetivos. A Ardent envidará seus melhores esforços após o Fechamento para obter as exigências mínimas para negociação de ações em bolsa em um prazo de noventa dias, o que facilitará a concessão da autorização para negociação nas bolsas de valores norte-americanas acima referidas. Se por qualquer razão o Ônus não for resolvido e compensado, a Ardent poderá prorrogar esta Carta de Intenções até o momento em que todo o direito, titularidade e participação sobre as Quotas Rio Sao Pedro e as propriedades a elas subjacentes estejam livres e desembaraçados do Ônus e de todo e qualquer impedimento à transferência livre e desembaraçada de referidas quotas e das propriedades a elas subjacentes de forma suficiente para os fins de realizar o Fechamento.

Ardent Mines Limited – Rio São Pedro Mineração LTDA
Confidential Letter of Intent/Carta de Intenções Confidencial

3.4
Public Company Compliance.  Rio Sao Pedro acknowledges that Ardent is a public company and will be required to make detailed disclosures regarding the acquisition of Rio Sao Pedro, its business, its management, its financial condition, risk factors associated with the business, and other matters required by the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the respective rules and regulations promulgated thereunder.  All Seller shares will be restricted securities and will be subject to compliance with the Securities Act and Exchange Act, as to which Ardent shall assist the Seller in all respects.  Rio Sao Pedro and the Seller shall promptly provide any and all information, in form and substance as reasonably requested by Ardent, to the extent necessary to assure compliance by Ardent and Seller with their respective Securities Act and Exchange Act filing, disclosure and compliance requirements.
3.4
Cumprimento das Normas Relativas a Sociedades de Capital Aberto. A Rio Sao Pedro reconhece que a Ardent é uma sociedade de capital aberto e será obrigada a divulgar de maneira detalhada a aquisição da Rio Sao Pedro, seus negócios, administração, situação financeira, fatores de risco relacionados ao negócio e outros assuntos exigidos pela Lei de Mercado de Capitais dos Estados Unidos de 1934, conforme posteriores alterações (a “Lei de Mercado de Capitais”), bem como as respectivas regras e regulamentos promulgados nos termos de referida lei. Todas as quotas da Vendedora serão valores mobiliários restritos e estarão sujeitas à conformidade com a Lei de Mercado de Capitais, para o que a Ardent auxiliará a Vendedora em todos os aspectos. A Rio Sao Pedro e a Vendedora prestarão imediatamente todas e quaisquer informações, na forma e com o conteúdo razoavelmente solicitado pela Ardent, na medida em que necessário para garantir o cumprimento, pela Ardent e pela Vendedora, de suas respectivas obrigações de protocolo, divulgação e conformidade nos termos da Lei de Mercado de Capitais.

Ardent Mines Limited – Rio São Pedro Mineração LTDA
Confidential Letter of Intent/Carta de Intenções Confidencial

3.5
Confidentiality. The parties acknowledge that public companies are subject to specific laws, rules and regulations prohibiting “insider trading” and all parties hereto agree not to publicly trade in the Ardent public company securities until after any and all applicable public announcements by Ardent.  The parties agree to fully comply with any and all applicable securities laws and not to trade at any time in any securities on the basis of material non-public information or to disclose any transactions involving Ardent or Rio Sao Pedro with any third parties, other than to authorized representatives of the parties who shall be under strict instructions not to make any further discloses to any other persons until after mutually agreement public announcements.  The terms herein shall be maintained as strictly confidential by the parties until a mutually acceptable press release is prepared regarding the transaction, unless prior disclosure is required by applicable law or regulation.  Any breach of this covenant of confidentiality shall be subject to payment of liquidated damages to Ardent of US$2,000,000 (two million U.S. Dollars) (the “Liquidated Damages”), which the parties agree shall not be construed as a penalty.  If a breaching party fails to pay any and all Liquidated Damages in full within five (5) Business Days after the date payable, such party will pay interest thereon at a rate of one and one-half percent (1.5%) per month (or such lesser maximum amount that is permitted to be paid by applicable law) to Ardent, accruing daily from the date such Liquidated Damages are due, until such amounts, plus all such interest thereon, are paid in full.  Notwithstanding the foregoing, nothing shall preclude any party from pursuing or obtaining any available remedies at law, specific performance or other equitable relief in accordance with applicable law.
3.5
Confidencialidade. As partes reconhecem que as sociedades de capital aberto estão sujeitas a leis, regras e regulamentos específicos que proíbem o “insider trading” [uso de informações privilegiadas], sendo certo que todas as partes do presente instrumento se obrigam a não negociar os valores mobiliários públicos da Ardent até que sejam efetuados todos e quaisquer comunicados ao público pela Ardent. As partes obrigam-se a cumprir integralmente todas as leis de mercados de capitais e a não negociar quaisquer valores mobiliários com base em informações relevantes que não sejam divulgadas ao público, bem como a não divulgar qualquer operação que envolva a Ardent ou a Rio Sao Pedro a terceiros que não aos representantes autorizados das partes, os quais serão expressamente instruídos a não realizar qualquer outra divulgação a terceiros até a realização dos comunicados conjuntos ao público pertinentes. Os termos do presente instrumento serão mantidos em caráter estritamente confidencial pelas partes até a elaboração de um comunicado à imprensa em termos mutuamente aceitos, exceto caso a divulgação em data anterior seja exigida pelas leis ou regulamentos aplicáveis. Qualquer violação à presente obrigação de confidencialidade sujeitará o infrator ao pagamento de multa compensatória à Ardent no valor de US$ 2.000.000 (dois milhões de dólares norte-americanos) (a “Multa Compensatória”), a qual não será interpretada como penalidade. Caso uma parte infratora deixe de pagar integralmente qualquer Multa Compensatória em até 5 (cinco) Dias Úteis após a data de vencimento, referida parte pagará juros sobre referido valor a uma taxa de 1,5% (um e meio por cento) ao mês (ou um valor inferior que represente o máximo permitido pelas leis aplicáveis) à Ardent, os quais incidirão a contar da data de vencimento de referida Multa Compensatória até a data do pagamento integral de referidos valores, acrescidos dos juros pertinentes. Independentemente do acima exposto, nada contido no presente instrumento impedirá qualquer das partes de pleitear ou obter qualquer remédio jurídico perante os tribunais, execução específica ou outro remédio jurídico em equidade, em conformidade com as leis aplicáveis.

Ardent Mines Limited – Rio São Pedro Mineração LTDA
Confidential Letter of Intent/Carta de Intenções Confidencial

3.6
Arbitration.  All disputes and controversies arising out of or relating to this Agreement shall be finally settled and binding under the Rules of International Commercial Dispute Resolution of the American Arbitration Association (“ICDR”).  The place of arbitration shall be New York City.  The Arbitration shall be conducted in English by a single arbitrator appointed in accordance with the ICDR rules.  Any award, verdict or settlement issued under such arbitration may be entered by any party for order of enforcement by any court of competent jurisdiction.  The arbitrator shall have no power to take interim measures he or she deems necessary, including injunctive relief and measures for the protection or conservation of property.  The prevailing party shall be reimbursed for all fees, costs, expenses and disbursements by the non-prevailing party.
		3.6
Arbitragem. Todos os conflitos e controvérsias decorrentes do presente Contrato ou a ele relativos serão dirimidos de forma definitiva e vinculativa nos termos das Regras de Resolução de Conflitos Comerciais Internacionais da Associação Norte-Americana de Arbitragem (“ICDR”). O local da arbitragem será a Cidade de Nova York. A Arbitragem será conduzida no idioma inglês por um único árbitro nomeado em conformidade com as regras da ICDR. Qualquer laudo arbitral, veredicto ou acordo emitido nos termos de referida arbitragem poderá ser executado por qualquer das partes perante qualquer juízo competente. O árbitro não terá poderes para determinar medidas preventivas consideradas necessárias, incluindo medidas cautelares e medidas para a proteção e manutenção de propriedade. A parte vencedora será reembolsada de todos os honorários, custos, despesas e desembolsos pela parte vencida.

3.7	Construction. This Letter of Intent shall be deemed to have been jointly negotiated and drafted by the parties and shall not be construed against any of the parties hereto. Should any portion (word, clause, phrase, sentence, paragraph or section) of this Agreement be declared void or unenforceable, such portion shall be considered independent and severable from the remainder, the validity of which shall remain unaffected. This Letter of Intent shall be governed by and interpreted under the laws of the jurisdiction of incorporation of Ardent.	3.7	Interpretação. A presente Carta de Intenções será considerada negociada em conjunto e redigida pelas partes e não será interpretada contra qualquer das partes deste instrumento. Caso qualquer parte (palavra, cláusula, frase, sentença, parágrafo ou seção) do presente Contrato seja declarada nula ou inexeqüível, referida parcela será considerada independente e individual em relação ao restante do Contrato, cuja validade não será afetada. A presente Carta de Intenções será regida e interpretada em conformidade com as leis do foro de constituição da Ardent.

3.8	Assignment. Neither this Letter of Intent nor any of the rights, interests or obligations hereunder may be assigned by either party hereto, directly or indirectly, by operation of law or otherwise, without the prior written consent of the other.	3.8	Cessão. Nem a presente Carta de Intenções nem qualquer dos direitos, participações ou obrigações nos termos do presente instrumento poderão ser cedidos por qualquer das partes, direta ou indiretamente, de pleno direito ou por outra forma, sem o consentimento prévio e por escrito da outra parte.

Ardent Mines Limited – Rio São Pedro Mineração LTDA
Confidential Letter of Intent/Carta de Intenções Confidencial

3.9	Notices. Any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by personal delivery, reputable overnight courier with written confirmation of receipt addressed to such party at the address of its principal business office, or at such other address as such party shall have specified to the other party hereto in writing. Any notice hereof shall be deemed to have been given only when delivered.	3.9
Notificações.  Todas as notificações ou outras comunicações a qualquer das partes com relação ao presente Contrato serão efetuadas por escrito e serão enviadas por entrega pessoal, por serviço de entregas 24 horas com confirmação escrita de recebimento, endereçadas a referida parte no endereço de sua sede ou em qualquer outro endereço que referida parte tenha especificado à outra parte por escrito. Qualquer notificação nos termos do presente instrumento apenas será considerada efetuada mediante sua entrega.

3.10	Counterparts. This Letter of Intent may be executed in one or more counterparts (with the parties agreeing in principle to produce six counterparts), all of which together shall constitute one instrument, and each such counterpart may be executed and delivered by fax or scan without delivery of the original exemplar thereof. This document is made in English and Portuguese. In case of differences, the English version shall prevail.	3.10
Vias. A presente Carta de Intenções poderá ser celebrada em uma ou mais vias (as partes acordam em produzir seis vias), todas as quais, em conjunto, constituirão um único instrumento, sendo certo que cada uma de referidas vias poderá ser celebrada e formalizada por fax ou escaneada sem a entrega de seu exemplar original. Este documento é feito em Inglês e Português. Em caso de divergência, a versão em Inglês prevalecerá.

We respectfully request that if you accept the terms and conditions as set forth in this Letter of Intent, please countersign and deliver to us a counterpart acceptance of this Letter of Intent.  Please do not hesitate to contact us if you have any questions or comments.

Caso esteja de acordo com os termos e condições estabelecidos na presente Carta de Intenções, favor assinar e nos entregar uma via de aceitação desta Carta de Intenções.  Estamos à disposição para atendê-lo caso haja qualquer dúvida ou comentário.

Sincerely yours,		Atenciosamente,

[Signature Page Follows] / [Segue Página de Assinaturas]

Ardent Mines Limited – Rio São Pedro Mineração LTDA
Confidential Letter of Intent/Carta de Intenções Confidencial

Ardent Mines Limited

By/Por:	/s/ Leonardo Riera
Name/Nome:	Leonardo Riera
Title/Cargo:	President and CEO/Presidente e Diretor-Presidente
Date/Data:

AGREED/DE ACORDO:	Rio São Pedro Mineração LTDA

By/Por:	/s/ Roberto Porto Rabelo
Print Name/Nome em Letras de Forma:	Roberto Porto Rabelo
Title/Cargo:	Attorney-in-fact/Procurador
Date/Data:	September 25, 2010

AGREED/DE ACORDO:	Isabela Romina Albernas Diniz Teixeira Seller/Vendedora Shareholder/ Sócia-Quotista

By/Por:	/s/ Roberto Porto Rabelo
Print Name/Nome em Letras de Forma:	Roberto Porto Rabelo
Title/Cargo:	Attorney-in-fact/Procurador
Date/Data:	September 25, 2010

AGREED/DE ACORDO:	Rosana Moura Rabelo Seller/Vendedora Shareholder/ Sócia-Quotista

By/Por:	/s/ Roberto Porto Rabelo
Print Name/Nome em Letras de Forma:	Roberto Porto Rabelo
Title/Cargo:	Attorney-in-fact/Procurador
Date/Data:	September 25, 2010

AGREED/DE ACORDO:	Valdene Moreira de Moraes Seller/Vendedora Shareholder/ Sócia-Quotista

By/Por:	/s/ Jose Antonio Morais
Print Name/Nome em Letras de Forma:	Jose Antonio Morais
Title/Cargo:	Attorney-in-fact/Procurador
Date/Data:	September 25, 2010

Ardent Mines Limited – Rio São Pedro Mineração LTDA
Confidential Letter of Intent/Carta de Intenções Confidencial

WITNESSES/ TESTEMUNHAS

/s/ Ronaldo Moura Rabelo
Print Name/Nome em Letras de Forma:	Ronaldo Moura Rabelo
Date/Data:	September 25, 2010

/s/ Ronaldo Moura Rabelo
Print Name/Nome em Letras de Forma:	Ronaldo Moura Rabelo
Date/Data:	September 25, 2010

Ardent Mines Limited – Rio São Pedro Mineração LTDA
Confidential Letter of Intent/Carta de Intenções Confidencial

Exhibit A / Anexo A

Summary of Anticipated Gold Reserves and Geologist Acceptance to Release Geology Report / Resumo de Reservas de Ouro esperadas e Aceitação da Liberação do Relatório Geológico pelo Geólogo

[Schedule A is incorporated by reference to Exhibits 99.2 and 99.3 to the Company’s Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on October 21, 2010]